EXHIBIT 99.2

RUDY NUTRITION

(Formerly AccuPoll Holding Corp.)

Financial Statements

For the years ended June 30, 2007 and June 30, 2006

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rudy Nutrition (formerly AccuPoll Holding Corporation)

We have audited the accompanying balance sheets of Rudy Nutrition (formerly AccuPoll Holding Corporation) as of June 30, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows through June 30, 2007 and 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rudy Nutrition (formerly AccuPoll Holding Corporation) as of June 30, 2007 and 2006 and the results of its operations and its cash flows through June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, Rudy Nutrition has acquired an operating business.  However, there is no assurance that the Company can obtain sufficient revenues to fund its operations and commitments or will be able to obtain sufficient funding to conduct its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
April 8, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

RUDY NUTRITION
(Formerly AccuPoll Holding Corp.)
Balance Sheets
June 30, 2007 and 2006

	2007	2006

ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$145,828	$145,828
Accrued expenses	309,263	145,803
Notes payable	1,746,099	1,744,727
Total liabilities	2,201,190	2,036,358

Commitments and contingencies

Convertible Series A redeemable preferred stock; $0.01 par value;
80,000 shares authorized; 13,850 shares issued and
outstanding; preference on liquidation $100 per share	1,385,000	1,385,000

Stockholders' equity (deficit):
Common stock: $0.001 par value; 600,000,000 shares
authorized; 46,000 issued and outstanding at June 30, 2007
and 2006	46	46
Additional paid-in capital	31,809,496	31,809,496
Accumulated deficit	(35,395,732)	(35,230,900)
Total stockholders' equity (deficit)	(3,586,190)	(3,421,358)
Total liabilities and stockholders' equity (deficit)	$-	$-

See accompanying notes to financial statements

RUDY NUTRITION
(Formerly AccuPoll Holding Corp.)
Statements of Operations
Years ended June 30, 2007 and June 30, 2006

	2007	2006

Sales and revenues	$-	$-
Costs and expenses
Interest expense	164,832	221,553
	164,832	221,553
Loss from continuing operations before income taxes	(164,832)	(221,553)
Income taxes	-	-
Net loss from continuing operations	(164,832)	(221,553)
Discontinued operations:
Loss from operations less gain on disposal of
$3,814,489 in 2006	-	(550,977)
Net loss	$(164,832)	$(772,530)

Net loss per common share, basic and diluted
Continuing operations	$(3.58)	$(6.80)
Discontinued operations	-	(16.92)
	$(3.58)	$(23.73)

Weighted average common shares outstanding	46,000	32,560

See accompanying notes to financial statements.

RUDY NUTRITION
(Formerly AccuPoll Holding Corp.)
Statements of Stockholders' Equity (Deficit)
Years ended June 30, 2007 and June 30, 2006

				Stock
	Common stock		Additional Paid	Subscription	Accumulated
	Shares	Par	In Capital	Receivable	Deficit	Total

BALANCE July 1, 2005	29,962	$30	$25,684,106	$(60,000)	$(34,458,370)	$(8,834,234)
Common stock issued for:
Notes and accounts payable	2,801	3	1,231,665	-	-	1,231,668
Professional services	13,237	13	1,132,648	-	-	1,132,661
Legal settlement	-	-	501,600	-	-	501,600
Beneficial conversion feature
in conjunction with the
issuance of convertible debt	-	-	25,736	-	-	25,736
Collection of stock sub-
scription receivable	-	-	-	60,000	-	60,000
Equity instruments previously
subject to rescission	-	-	1,415,000	-	-	1,415,000
Estimated fair value of
warrants issued for services	-	-	1,775,000	-	-	1,775,000
Intrinsic value of common
stock options	-	-	7,770	-	-	7,770
Commissions and costs
paid for fund raising	-	-	(127,789)	-	-	(127,789)
Expired put option liability	-	-	163,760	-	-	163,760
Net loss	-	-	-		(772,530)	(772,530)
Balance June 30, 2006	46,000	46	31,809,496	-	(35,230,900)	(3,421,358)
Net loss	-	-	-	-	(164,832)	(164,832)
Balance June 30, 2007	46,000	$46	$31,809,496	$-	$(35,395,732)	$(3,586,190)

See accompanying notes to financial statements.

RUDY NUTRITION
(Formerly AccuPoll Holding Corp.)
Statements of Cash Flows
Years ended June 30, 2007 and June 30, 2006

	2007	2006
Operating activities
Net loss	$(164,832)	$(772,530)
Loss from discontinued operations	-	(550,977)
	(164,832)	(221,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,372	-
Accrued expenses	163,460	145,803
Net cash used in operating activities - continuing operations	-	(75,750)
Net cash used in operating activities - discontinued operations	-	(1,892,016)
Net cash used in operating activities	-	(1,967,766)

Investing activities
Net cash used in investing activities - continuing operations	-	-
Net cash used in investing activities - discontinued operations	-	(9,294)
Net cash used in investing activities	-	(9,294)

Financing activities
Loan proceeds from officers and directors	-	1,029,849
Sale of preferred stock, net	-	947,211
Net cash provided by financing activities - continuing operations	-	1,977,060
Net cash provided by financing activities - discontinued operations	-	-
Net cash provided by financing activities	-	1,977,060
Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$-	$-
Income taxes	-	-
Non-cash investing and financing activities:
Legal settlement	-	501,600
Beneficial conversion feature from issuance of convertible debt	-	25,736
Equity instruments previously subject to rescission	-	1,415,000
Intrinsic value of common stock options	-	7,770

See accompanying notes to financial statements.

RUDY NUTRITION
(Formerly AccuPoll Holding Corp.)
Notes to Financial Statements

NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business operations
The financial statements include the accounts of Rudy Nutrition (“Nutrition”) (formerly AccuPoll Holding Corp.).  Nutrition operated through its two wholly owned subsidiaries, AccuPoll, Inc. and Z-Prompt, Inc. until they each filed a voluntary bankruptcy case under Chapter 7 of the United States Bankruptcy Code.  The AccuPoll, Inc. petition was filed in the United States Bankruptcy Court in the Central District of California, case number 06-10164 on February 21, 2006.  The Z-Prompt, Inc. petition was filed in the same court, case number 06-10170 on February 22, 2006.

AccuPoll, Inc. was engaged in the design and development of a voting system with an intuitive touch-screen interface that provided a polling place electronic voting solution primarily to states and counties in the United States.

Z-Prompt, Inc. had a nationwide network of computer hardware technicians who could assist with maintenance of the AccuPoll, Inc. equipment.

Subsequent to its two subsidiaries filing voluntary bankruptcy cases under Chapter 7 of the United States Bankruptcy Code, Nutrition had no operations and temporarily ceased filing with the Securities and Exchange Commission.

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.  Accordingly, all share transactions and disclosures have been restated as if the reverse stock split occurred before all periods presented.

Effective February 11, 2008, Nutrition and the shareholders of Rudy Beverage, Inc. (“Rudy”), a Nevada corporation, made and entered into a stock for stock exchange agreement.  The shareholders of Rudy exchanged their 40,800,000 outstanding common shares, which constitutes all of the issued and outstanding shares of Rudy, for 35,000,000 shares of Nutrition.  Completion of the exchange agreement resulted in the Rudy shareholders having control of Nutrition.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of Rudy by Nutrition with Rudy as the acquirer (reverse acquisition).

Cash and cash equivalents
The Company considers all cash on hand; cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Deferred income taxes
Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, “Accounting for Income Taxes.” A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such asset will be realized.

Earnings (loss) per common share
Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding.  At June 30, 2007, there are no potentially dilutive common stock equivalents.  Accordingly, basic and diluted earnings (loss) per share are the same for the period presented.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Financial instruments consist of accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Contingencies
Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and its legal counsel assess such contingencies related to legal proceeding that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.  If the assessment of a contingency indicates that it is probably that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Recent accounting pronouncements
There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 does not require any new fair value measurements.  However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning July 1, 2008.  The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning July 1, 2008.  The Company is currently evaluating the impact of SFAS No. 159, but does not expect that it will have a material impact on its financial statements.

Stock option plans
Until June 30, 2005, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complied with the disclosure provisions of SFAS No.123, "Accounting for Stock-Based Compensation."  Under APB No. 25, employee compensation cost was recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options was less than the fair value price of the underlying shares on the grant date, deferred stock compensation was recognized and amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 over the vesting period of the individual options.  Accordingly, if the exercise price of the Company's employee options equaled or exceeded the market price of the underlying shares on the date of grant, no compensation expense was recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements.  That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  SFAS 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  As originally issued, SFAS 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.  This statement is effective as of the first reporting period that begins after December 15, 2005.  Accordingly, the Company adopted SFAS 123(R) on January 1, 2006.  Thus, the Company’s financial statements will reflect an expense for (a) all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. The Company had no unvested options outstanding on January 1, 2006, and there have been no options granted since January 1, 2006.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options.

Redeemable preferred stock
Preferred stock which has one of the following characteristics (1) redeemable at a fixed or determinable price on a fixed or determinable date or dates, (2) redeemable at the option of the holder, or (3) with conditions for redemption which are not solely within the Company’s control, is reported outside of stockholders’ equity (deficit), regardless of how remote the redemption event may be, pursuant to SEC interpretation.

Equity instruments subject to rescission
The Company accounts for common stock and other equity instruments that may be subject to rescission claims at estimated fair value (based on applicable measurement criteria) in accordance with the SEC's promulgated accounting rules and interpretive releases.  Since equity instruments subject to rescission are redeemable at the holder's option or upon the occurrence of an uncertain event not solely within the Company's control, such equity instruments are outside the scope of SFAS No. 150 and its related interpretations.  Under the SEC's interpretation of GAAP, reporting such claims outside of stockholders' equity (as "mezzanine equity") is required, regardless of how remote the redemption event may be.

Fiscal years
The Company’s fiscal year ends on June 30 of each year.  The fiscal year ended June 30, 2007 is referred to herein as 2007 and the fiscal year ended June 30, 2006 is referred to herein as 2006.

NOTE 2:    BANKRUPTCY OF SUBSIDIARIES

On January 27, 2006, the Board of Directors of the Company’s wholly owned subsidiary, AccuPoll, Inc. resolved that it was in the best interests of AccuPoll, Inc. to file a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 7 of Title 11 of the United States Code.  The petition was filed on February 21, 2006 in the United States Bankruptcy Court in the Central District of California, case number 06-10164.

In June 2005, with support of the Board of Directors, management of the Company decided to wind down the activities of Z-Prompt, Inc. and to close this subsidiary during the first quarter of fiscal 2006.  Employees and customers were notified in June 2005 and customer contracts were terminated, without penalty.  Z-Prompt, Inc. subsequently filed a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 7 of Title 11 of the United States Code.  The petition was filed on February 22, 2006 in the United States Bankruptcy Court in the Central District of California, case number 06-10170.

Revenues and expenses for the discontinued operations of AccuPoll, Inc. and Z-Prompt, Inc. are as follows (no activity in 2007):

2006

Sales	$168,434
Cost of sales	290,760
Gross profit (loss)	(122,326)

Expenses:
General and administrative	1,897,511
Professional fees and legal settlements	2,301,054
Interest	44,575
4,243,140
Loss from operations	(4,365,466)

Liabilities discharged in bankruptcy in excess of net book value of assets	3,814,489
Net loss from discontinued operations	$(550,977)

Net book value of assets included in bankruptcy filing	$1,450,703

Book value of accounts payable, accrued expenses and liabilities discharged in bankruptcy	(5,265,192)

Liabilities discharged in bankruptcy in excess of net book value of assets	$3,814,489

NOTE 3:    CONVERTIBLE NOTES PAYABLE

At June 30, 2007 and 2006, convertible notes payable consist of the following:

	2007	2006

Convertible notes payable to former officers and Directors of the Company	$1,746,099	$1,746,099
Unamortized debt discount	-	(1,372)

Total convertible notes payable	$1,746,099	$1,744,727

The convertible notes payable are accruing interest at 8% to 10% per annum, are due on demand and are convertible into the Company’s common stock at the rate of approximately $0.002 per share.  Accrued interest in the amount of $309,263 on the notes is included in accrued expenses on the balance sheet at June 30, 2007.

NOTE 4:    INCOME TAXES

Income tax expense, all current, for the years ended June 30, 2007 and 2006 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to the loss before income taxes as a result of the following:

	2007	2006

“Normally expected” income tax (benefit)	$(56,000)	$(262,700)
State and local income taxes, net of federal benefit	(9,700)	(42,600)
Nondeductible meals and entertainment	-	1,200
Valuation allowance	65,700	304,100
Actual income tax expense	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2007 and 2006 are as follows:

	2007	2006

Net operating loss carryforward	$8,508,800	$8,443,100
Stock-based compensation	1,327,000	1,327,000
Start-up costs	1,142,000	1,142,000
Loss on investments	480,000	480,000
Capitalized research and development	70,000	70,000
Other	139,000	139,000
	11,666,800	11,601,100
Valuation allowance	(11,666,800)	(11,601,100)
Net deferred tax asset	$-	$-

As of June 30, 2007, the Company had tax net operating loss carryforwards of approximately $20.9 million and $22.4 million to offset future taxable income for Federal and State purposes, respectively.  The carryforwards expire in varying amounts through 2027.

Due to the change in ownership provisions of Internal Revenue Code Section 382, net operating loss carryforwards for Federal and State income tax reporting purposes are subject to annual limitation.  As a result of the change in control in February 2008, net operating loss carryforwards will be limited as to their use in future years.

NOTE 5:    MEZZANINE SECURITIES

EQUITY INSTRUMENTS SUBJECT TO RESCISSION

The Company may have been subject to possible claims for rescission with respect to the sale or other issuances of certain common stock, options and warrants.

Approximately 2,956 shares of the Company's common stock, options and warrants that were issued or granted in the United States without registration or qualification under federal or state securities laws during 2003 and 2004 which may be subject to rescission for a period of no more than two years from the date of issue. The fair value of these securities was estimated based on a combination of (a) the selling price of the common stock on the dates sold, (b) the price per the agreement for stock issued in conversion of debt, (c) the fair value of the stock options and warrants on their grant dates, and (d) an independent valuation. Based in part on advice of counsel, the fair value of these options and warrants was estimated using the Black-Scholes option-pricing model. Based on these measurement criteria, the Company's potential liability directly associated with the aforementioned securities transactions was estimated to approximate $1.4 million (including interest) at June 30, 2005, plus legal fees and any fines or penalties that might be assessed by regulatory agencies. As the two year rescission period from the date of each subject issuance expires the Company reduced the contingent liability associated with that issuance and increased additional paid-in capital on its balance sheet.  The Company recorded an increase to additional paid-in capital in the amount of $1,415,000 during 2006 when the rescission period expired.

PREFERRED STOCK - 2005 Series A

In June 2005, the Company filed a certificate of designation with respect to 30,000 shares of a single Series A, non-voting preferred stock ("2005 Series A"). Preferred shareholders have preference to common shareholders in the event of liquidation of the Company such that for each share of Preferred Stock, the preferred shareholder is entitled to an amount equal to the Stated Value, as defined, per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, as defined. Each share of 2005 Series A preferred stock has a Stated Value of $100.  Nine Series A shares are convertible into one of the Company's common shares, as adjusted, at the option of the preferred shareholder. Upon the occurrence of certain events defined in the certificate of designation, shareholders may at their option redeem their preferred stock for cash or common shares for an amount no less than 120% of the Stated Value.

In June 2005, subsequent to the filing of the preferred stock certificate of designation, the Company sold 3,100 units, each unit comprised of one share of 2005 Series A preferred stock, a warrant to purchase 1/9 share of the Company's common stock at $900 per share, and a warrant to purchase 1/9 share of the Company's common stock at $1,125 per share. The warrants are exercisable upon grant and expire three years from the date of grant. The Company recorded the relative fair value of the warrants as an imputed dividend in the amount of $110,000.  During the six months ended December 31, 2005, the Company sold an additional 10,750 shares of Series A preferred stock under the same terms.

NOTE 6:    STOCKHOLDER’S EQUITY

COMMON STOCK

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.  Accordingly, all share transactions and disclosures have been restated as if the reverse stock split occurred before all periods presented.

Selected significant common stock transactions for the years ended June 30, 2007 and 2006 are as follows:

2007

None.

2006

During 2006, the Company issued 2,801 shares of its common stock for notes and accounts payable in the amount of $1,231,668.

During 2006, the Company issued 13,237 shares of its common stock for services in the amount of $1,132,661.

In September 2006, the Company collected a stock subscription receivable in the amount of $60,000.

During 2006, the Company paid commissions and costs for fund raising (sales of preferred stock) which were charged against additional paid-in capital in the amount of $127,789.

The following additional transactions were credited to additional paid-in capital during 2006:
•	Legal settlement in the amount of $501,600;
•	Beneficial conversion feature in conjunction with the issuance of convertible debt in the amount of $25,736;
•	Equity instruments previously subject to rescission in the amount of $1,415,000;
•	Estimated fair value of warrants issued for services in the amount of $1,775,000; and
•	Intrinsic value of common stock options in the amount of $7,770.

WARRANTS

During 2006, the Company issued warrants pursuant to various consulting agreements and in connection with financing arrangements.

During 2006, the Company granted warrants to purchase approximately 91 shares of the Company's restricted common stock at an exercise price of $900 per share valued at approximately $116,000 (based on the Black-Scholes pricing model) for services rendered in connection with fund raising activities. The warrants became fully vested upon issuance. As fund raising costs are accounted for as a reduction of additional paid-in capital and the fair value of warrants are accounted for as an increase in additional paid-in capital, there is no net affect on the accompanying condensed consolidated financial statements at June 30, 2007 and 2006 or for the years then ended.

During 2006 the Company granted warrants to purchase approximately 196 shares of the Company's restricted common stock at an exercise price ranging from $900 to $1,530 per share valued at approximately $107,000 (based on the Black-Scholes pricing model) for services rendered in exchange for legal and marketing services. The warrants became fully vested upon issuance. Accordingly, the full fair value of the warrants was expensed upon issuance.

A summary of changes in warrants during 2007 and 2006 is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price

Balance, June 30, 2005	11,567	$1,980
Warrants granted	287	1,325
Warrants exercised	-	-
Warrants cancelled/expired	(1,537)	2,780
Balance, June 30, 2006	10,317	1,875
Warrants granted	-	-
Warrants exercised	-	-
Warrants cancelled/expired	(768)	1,406
Balance, June 30 2007	9,549	1,913

The following table summarizes information related to warrants outstanding at June 30, 2007, all of which are exercisable:

		Remaining	Weighted
		Contractual	Average
Exercise Price	Number	Life	Exercise Price

$2.70 - $900	2,899	1.69	$817
$1,080 - $1,800	4,629	2.04	1,208
$2,160 - $5,400	1,829	2.12	4,518
$6,750 - $13,860	192	1.80	9,061

The following outlines the significant assumptions used to calculate the estimated fair value information utilizing the Black-Scholes pricing model for the year ended June 30, 2006:  Discount rate - 3.5%; Volatility - 225%; Expected life in years – 3; and Expected dividend yield – 0.

STOCK OPTIONS

In October 2004, the Company adopted The AccuPoll Holding Corp. 2004 Incentive Stock Plan (the 2004 ISP). As of September 22, 2005, no options had been granted under the 2004 ISP and it had not been put to vote by the Company's shareholders. On September 22, 2005, the Company's Board of Directors approved the termination of the 2004 ISP.

On September 22, 2005, the Company's Board of Directors approved the adoption of The AccuPoll Holding Corp. 2005 Incentive Stock Plan (2005 ISP), reserved 6,667 shares of common stock for issuance under this plan, and authorized the issuance of options to purchase 5,727 shares of the Company's common stock to qualified grantees, The 2005 ISP allows the Company to issue either stock awards or restricted stock purchase offers (or options to purchase stock), as defined, to directors, officers, employees and consultants of the Company. The exercise price of options shall be no less than 100% (110% for grantees owning more than 10% of the Company's common stock, as defined) of the fair market value on the date of grant. Options shall vest no less than 20% per year and no sooner than one year from the date of grant unless approved by the Board of Directors and shall expire no later than ten years from the date of grant. Unvested options shall terminate upon cessation of the grantee's status as a director, officer, employee or consultant to the Company.  The 2005 ISP was not approved by the Company’s shareholders; accordingly, the Plan has terminated.  All options granted in September 2005 have been cancelled.

A summary of changes in stock options during 2007 and 2006 is as follows:

	Number of	Weighted Average
	Stock Options	Exercise Price

Balance, June 30, 2005	1,387	$5,670
Options granted	5,727
Options exercised	-
Options cancelled/expired	(5,727)
Balance, June 30, 2006	1,387	$5,670
Options granted	-
Options exercised	-
Options cancelled/expired	-
Balance, June 30, 2007	1,387	$5,670

The following table summarizes information related to options at June 30, 2007, all of which are exercisable:

		Weighted Average
		Remaining	Exercise
Exercise Price	Number	Contractual Life	Price

$2,790	720	4.92	$2,790
8,190	600	5.62	8,190
13,860	67	5.44	13,860

Totals	1,387	5.25	$5,657

NOTE 7:    COMMITMENTS AND CONTINGENCIES

The Company was inactive from February 2006 through February 2008 when it acquired Rudy.  While it is the Company’s position that all liabilities of its subsidiaries were discharged in the bankruptcy filings, it is possible that come claims may arise from prior periods which current management is unaware.

The Company currently maintains its office at no cost in the office of Rudy.

NOTE 8:     GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company was inactive between February 2006 and February 2008 with no operations.  In February 2008, the Company acquired Rudy.  Rudy needs working capital and has not developed its business sufficiently to provide adequate cash flow to support its overhead and complete its business plan.

The Company plans to raise capital through private placements of its common stock.

Prior to the acquisition of Rudy, the Company had no assets and at June 30, 2007, had total liabilities of $2,364,950, redeemable preferred stock of $1,385,000 and a deficit in stockholders equity of $3,586,190.  The Company had an accumulated deficit of $35,395,732 from its previous operations.  There can be no assurance that the planned sales of common stock or the anticipated operations of Rudy will provide sufficient funding to develop the Company’s current business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 9:    SUBSEQUENT EVENT

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.

Effective February 11, 2008, Nutrition and the shareholders of Rudy Beverage, Inc. (“Rudy”), a Nevada corporation, made and entered into a stock for stock exchange agreement.  The shareholders of Rudy exchanged all of their outstanding common shares for 35,000,000 shares of Nutrition.  Completion of the exchange agreement resulted in the Rudy shareholders having control of Nutrition.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of Rudy by Nutrition with Rudy as the acquirer (reverse acquisition).

On February 12, 2008, the Company converted notes payable in the amount of $114,384 into 28,500,000 shares of its common stock.